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                     [LETTERHEAD OF BERENSON & COMPANY LLP]



               CONSENT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANT


We hereby consent to the use in this Registration Statement, on Form SB-2, of our report dated September 2, 1999, relating to the financial statements of BonusBoulevard, Inc., and to the reference to our firm under the caption "Experts" in the Prospectus.



New York, NY
September 2, 1999